Exhibit 99.1

Concurrent Reports 16% Sequential Increase in Product Revenue

for the Fourth Quarter of Fiscal 2017

Conference Call Today at 5:00 P.M. ET

ATLANTA, September 7, 2017 – Concurrent (NASDAQ: CCUR), a global leader in storage, protection, transformation, and delivery of visual media assets, today announced financial results for its fourth quarter and fiscal year ended June 30, 2017.

“During fiscal 2017, we transformed Concurrent into a focused leader in video media storage and delivery creating a solid foundation for growth,” said Derek Elder, President and CEO. “According to a recent industry report, by 2020 video will account for 79% of all global internet traffic, creating a need for a solution to manage the delivery and storage demands created by this explosion of video traffic on the Internet. With our Content Delivery and Aquari™ storage solutions, we are uniquely positioned to capitalize on this large and growing market opportunity.

“We are successfully executing on our growth initiatives and have made significant progress with new technology and channel partnerships, expanded customer relationships and new customer design wins. As we move into the new fiscal year, our continued top priority is to maintain a solid foundation for steady, profitable growth. For fiscal 2018, we expect to generate full year revenue growth of at least 10% year over year. Additionally, we expect to generate breakeven to positive Adjusted EBITDA for the year. We have a significantly strengthened balance sheet, and our Board of Directors continues to evaluate strategies to maximize shareholder returns,” concluded Mr. Elder.

Financial Results

With the sale of Concurrent’s Real-Time business during the fourth quarter of fiscal 2017, the company now reports results from continuing operations, which excludes financial results from the Real-Time business. Financial results from the company’s former Real-Time business are reported within discontinued operations. The following financial results for the current and prior periods are from Concurrent’s continuing operations.

Fiscal Fourth Quarter Financial Results:

Total revenue for the fourth quarter was $7.8 million, compared to $7.4 million in the third quarter of fiscal 2017 and $8.8 million in the fourth quarter of fiscal 2016.

Total gross margin as a percentage of revenue was 56.2%, compared to 54.6% in the third quarter of fiscal 2017 and 65.2% for the fourth quarter of fiscal 2016.

Loss from continuing operations was $(1.0) million, or $(0.10) per share, compared to loss from continuing operations of $(3.2) million, or $(0.34) per share, in the third quarter of fiscal 2017 and a loss from continuing operations of $(9.5) million, or $(1.03) per share, in the fourth quarter of fiscal 2016.

Adjusted EBITDA loss from continuing operations was $(0.9) million, which included $1.0 million in severance expenses in connection with reducing our operating expenses subsequent to the sale of the Real-Time business, compared to an Adjusted EBITDA loss from continuing operations of $(2.9) million in the third quarter of fiscal 2017, which included $1.1 million in transaction-related expenses and $0.4 million of severance expenses, and an Adjusted EBITDA loss from continuing operations of $(0.7) million in the fourth quarter of fiscal 2016. See "Non-GAAP Financial Measurements" below for more information on the calculation of Adjusted EBITDA from continuing operations, including a reconciliation of Adjusted EBITDA to loss from continuing operations.

Business Highlights:

•	Added nine new Aquari customers in fiscal 2017, for a total of 18 at fiscal year end.
•	Three Aquari customers expanded usage in fiscal 2017.
•	Added seven new Content Delivery customers in fiscal 2017, for a total of 27 at fiscal year end.
•	Nine Content Delivery customers expanded usage during fiscal 2017.
•	Signed multiple new strategic partnership agreements during the fiscal year, bringing the company’s total number of channel partners to 19. These new partnerships include:
o	An OEM agreement with Hewlett Packard Enterprise (HPE), that expands Concurrent’s reach with telecommunications customer that prefer HPE hardware
o	Technology alliances with Moonwalk Universal and Endavo Media that expand Concurrent’s reach into new use cases of video archiving and over-the-top (OTT) video platform offerings respectively
o	Channel partnership with Rincon Technology that increases the sales breadth of Concurrent offerings to Rincon’s 1000+ customers.

Fiscal 2017 Financial Results

Total revenue for fiscal 2017 was $27.6 million, compared to $32.0 million in fiscal 2016.

Gross margin was 55.0%, compared to 58.7% in fiscal 2016.

Loss from continuing operations was $(11.1) million, or $(1.20) loss per diluted share, compared to a loss from continuing operations of $(12.7) million, or $(1.39) loss per diluted share, in fiscal 2016.

Adjusted EBITDA loss from continuing operations was ($10.0) million, which included $1.6 million in severance expenses , compared to an Adjusted EBITDA loss from continuing operations of ($7.2) million in fiscal 2016, which included $0.2 million of severance expenses. See “Non-GAAP financial Measurements” below for more information on the calculation of Adjusted EBITDA loss from continuing operations, including a reconciliation of Adjusted EBITDA loss from continuing operations to loss from continuing operations, which we believe to be the most directly comparable financial measure presented in accordance with GAAP.

Cash, cash equivalents and short-term investments were $42.8 million and working capital was $45.2 million as of June 30, 2017. The company continued to pay quarterly dividends of $0.12 per share in each of the four quarters of fiscal 2017. The company has no debt.

Non-GAAP Financial Measurements

To supplement the company's condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this news release provides information concerning the company's Adjusted EBITDA, a non-GAAP financial measure. Reconciliations of Adjusted EBITDA to loss from continuing operations, the most comparable GAAP financial measure, can be found in tables immediately following the condensed consolidated balance sheets.

For purposes of this news release, Adjusted EBITDA is defined as GAAP loss from continuing operations, less interest income and other income (expense), net, provision for income taxes, depreciation and amortization expenses, share-based compensation expense and gain on the sale of assets. The company considers Adjusted EBITDA important to understanding its historical results and identifying current and future trends impacting its business. Management uses Adjusted EBITDA to compare the company's performance to that of prior periods and evaluate the company's financial and operating results on a consistent basis from period to period. The company also believes this measure, when viewed in combination with the company's financial results prepared in accordance with GAAP, provides useful information to investors to evaluate ongoing operating results and trends. The adjustments to the company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the company's underlying operational results, trends and performance. Additionally, adjusted EBITDA is not intended to be a measure of cash flow for management's discretionary use. We believe that the inclusion of Adjusted EBITDA is appropriate to provide additional information to investors because securities analysts, noteholders and other investors use these non-GAAP financial measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities.

Adjusted EBITDA has limitations as an analytical tool, however, including the following:

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and adjusted EBITDA does not reflect any cash requirements for such replacements;
•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes; and
•	Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations.

The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for or superior to the company's financial results determined in accordance with GAAP. In addition, the company's presentation of Adjusted EBITDA may not be computed in the same manner as similarly titled measures used by other companies, including other companies in our industry.

Conference Call Information

Concurrent will host a conference call today, Thursday, September 7 at 5:00 p.m. ET to review its fiscal 2017 fourth quarter and full year financial results. The call and presentation materials will be webcast at www.concurrent.com, on the "Investors" page, under the “Company” tab. The call can be also be accessed live by dialing (800) 230-1059 (U.S.) or (612) 234-9959 (International) and entering passcode 170907. A webcast replay will also be available at www.concurrent.com.

About Concurrent

Concurrent (NASDAQ: CCUR) is a global company that develops software solutions focused on storing, protecting, transforming, and delivering visual media assets. We enable the world’s leading innovators in visual media to entertain, inform, and communicate, by providing the tools to help them unlock their creativity and share it with the world. We accomplish this by developing open software solutions that make the world’s visual media available online, when and where it is needed around the world. Concurrent has offices located in North America, Europe and Asia. Visit www.concurrent.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR and LinkedIn at www.linkedin.com/company/ccur.

Safe Harbor

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the company’s future performance, including, but not limited to, management’s expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve;; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of the content delivery business to capture new business; our ability to reinvest the net proceeds from the sale of our Real-Time segment in a manner that we believe will generate an adequate return to our remaining business; fluctuations and timing of large content delivery orders; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, tariffs and currency fluctuations; the impact of competition on the pricing of content delivery products; failure to effectively service the installed base; the entry of new, well-capitalized competitors into our markets; the success of new content delivery products, including acceptance of our new storage solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; global terrorism; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; the process of evaluation of strategic alternatives; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent’s Form 10-K filed August 30, 2016 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading “Risk Factors” are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

All Concurrent product names and its logo are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

For more information, contact:

Media Relations:

Sandra Dover

(678) 258-4112

Sandra.dover@concurrent.com

Investor Relations:

Doug Sherk

(415) 652-9100

dsherk@evcgroup.com

Todd Kehrli

(310) 625-4462

tkehrli@evcgroup.com

Concurrent Computer Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In Thousands Except Share and Per Share Data)

	Three Months Ended June 30,		Year Ended June 30,
	2017	2016	2017	2016

Revenues:
Product	$5,248	$6,034	$17,141	$22,044
Service	2,598	2,783	10,506	9,963
Total revenues	7,846	8,817	27,647	32,007
Cost of sales:
Product	2,234	1,858	7,632	8,544
Service	1,204	1,208	4,820	4,660
Total cost of sales	3,438	3,066	12,452	13,204
Gross margin	4,408	5,751	15,195	18,803
Operating expenses:
Sales and marketing	2,766	2,645	11,130	9,950
Research and development	2,096	2,292	8,233	10,549
General and administrative	1,004	2,065	8,068	7,556
Gain (loss) on sale of assets, net	-	16	-	(4,100)
Total operating expenses	5,866	7,018	27,431	23,955
Operating loss	(1,458)	(1,267)	(12,236)	(5,152)
Other income (expense), net	(157)	183	88	446
Loss before income taxes	(1,615)	(1,084)	(12,148)	(4,706)
Provision (benefit) for income taxes	(661)	8,379	(1,037)	8,031
Loss from Continuing Operations	(954)	(9,463)	(11,111)	(12,737)
Income (loss) from Discontinued Operations, net of income taxes	34,009	(3,395)	39,492	1,624
Net income (loss)	$33,055	$(12,858)	$28,381	$(11,113)

Basic and diluted earnings (loss) per share:
Continuing operations	$(0.10)	$(1.03)	$(1.20)	$(1.39)
Discontinued operations	3.65	(0.37)	4.27	0.18
Net income (loss)	$3.55	$(1.40)	$3.07	$(1.21)

Basic and diluted weighted average shares outstanding	9,313,977	9,174,852	9,252,275	9,154,437

Cash dividends declared per common share	$0.12	$0.12	$0.48	$0.48

Concurrent Computer Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In Thousands Except Share and Per Share Data)

	Three Months Ended
	June 30,	March 31,
	2017	2017
Revenues:
Product	$5,248	$4,537
Service	2,598	2,908
Total revenues	7,846	7,445
Cost of sales:
Product	2,234	2,226
Service	1,204	1,152
Total cost of sales	3,438	3,378
Gross margin	4,408	4,067
Operating expenses:
Sales and marketing	2,766	2,588
Research and development	2,096	2,033
General and administrative	1,004	2,792
Total operating expenses	5,866	7,413
Operating loss	(1,458)	(3,346)
Other income (expense), net	(157)	21
Loss before income taxes	(1,615)	(3,325)
Benefit for income taxes	(661)	(143)
Loss from Continuing Operations	(954)	(3,182)
Income from Discontinued Operations, net of income taxes	34,009	1,524
Net income (loss)	$33,055	$(1,658)

Basic and diluted earnings (loss) per share:
Continuing operations	$(0.10)	$(0.34)
Discontinued operations	3.65	0.17
Net income (loss)	$3.55	$(0.18)

Basic and diluted weighted average shares outstanding	9,313,977	9,261,862

Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation

Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(In Thousands)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016

Net income (loss)	$33,055	$(1,658)	$(12,858)	$28,381	$(11,113)

Other comprehensive income (loss):
Foreign currency translation adjustment	(225)	38	(29)	(478)	(231)
Pension and post-retirement benefits, net of tax	204	(19)	(433)	292	(423)
Other comprehensive income (loss)	(21)	19	(462)	(186)	(654)
Comprehensive income (loss)	$33,034	$(1,639)	$(13,320)	$28,195	$(11,767)

Concurrent Computer Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In Thousands)

	June 30,	June 30,
	2017	2016

ASSETS
Cash and cash equivalents	$35,893	$18,798
Short-term investments	6,870	-
Trade accounts receivable, net	6,930	8,862
Inventories	1,865	2,342
Escrow receivable for sale of Real-Time business	2,000	-
Prepaid expenses and other current assets	1,366	711
Current assets of discontinued operations	-	9,215
Total current assets	54,924	39,928

Property, plant and equipment, net	1,726	2,578
Deferred income taxes, net	15	146
Other long-term assets, net	1,142	668
Noncurrent assets of discontinued operations	-	1,916
Total assets	$57,807	$45,236

LIABILITIES
Accounts payable and accrued expenses	$8,164	$6,315
Deferred revenue	1,454	4,017
Current liabilities of discontinued operations	-	6,985
Total current liabilities	9,618	17,317

Long-term deferred revenue	66	198
Pension liability	3,582	3,720
Other long-term liabilities	1,072	1,056
Noncurrent liabilities of discontinued operations	-	1,947
Total liabilities	14,338	24,238

STOCKHOLDERS' EQUITY
Common stock	94	92
Additional paid-in capital	212,018	210,971
Accumulated deficit	(165,498)	(189,265)
Treasury stock, at cost	(255)	(255)
Accumulated other comprehensive income (loss)	(2,890)	(545)
Total stockholders' equity	43,469	20,998
Total liabilities and stockholders' equity	$57,807	$45,236

Concurrent Computer Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

(In Thousands)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016

GAAP Loss from Continuing Operations	$(954)	$(3,182)	$(9,463)	$(11,111)	$(12,737)
Addback (deduct):
Other (income) expense, net	157	(21)	(183)	(88)	(446)
Provision (benefit) for income taxes	(661)	(143)	8,379	(1,037)	8,031
Depreciation	325	339	344	1,409	1,328
Amortization	3	3	3	12	45
Share-based compensation	233	122	205	857	708
(Gain) loss on sale of assets, net	-	-	16	-	(4,100)
Non-GAAP Adjusted EBITDA from Continuing Operations	$(897)	$(2,882)	$(699)	$(9,958)	$(7,171)